UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
150 Third Avenue South, Suite 900, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

    On July 6, 2015, Pinnacle Financial Partners, Inc. (the "Company") issued the press release furnished herewith as Exhibit 99.1 announcing the receipt of approvals of Pinnacle Bank's, its wholly-owned bank subsidiary, applications to merge with CapitalMark Bank & Trust in Chattanooga, TN ("CapitalMark") and Magna Bank ("Magna") in Memphis, TN from both the Tennessee Department of Financial Institutions and the Federal Deposit Insurance Corporation.

Item 8.01.

    On July 6, 2015, the Company announced that its bank subsidiary, Pinnacle Bank, had received approvals of its applications to merge with CapitalMark and Magna from both the Tennessee Department of Financial Institutions and the Federal Deposit Insurance Corporation.

    Pending the approval by shareholders of both CapitalMark and Magna as well as satisfaction of other closing conditions, the mergers should become effective during the third quarter of 2015. The shareholder meetings for CapitalMark and Magna are scheduled to occur in late July.

Additional Information and Where to Find It

In connection with the proposed mergers of CapitalMark and Magna with and into Pinnacle Bank, the Company has filed registration statements on Form S-4 with the Securities and Exchange Commission (the "SEC") that have been declared effective by the SEC to register the shares of the Company's common stock that will be issued to CapitalMark's and Magna's shareholders in connection with the transactions. The registration statements include a proxy statement/prospectus (that is being delivered to CapitalMark's and Magna's shareholders in connection with their required approval of the proposed mergers) and other relevant materials in connection with the proposed merger transactions involving Pinnacle Bank and each of CapitalMark and Magna.

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGERS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, CAPITALMARK, MAGNA AND THE PROPOSED MERGERS.

Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of each proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 150 3rd Avenue South, Suite 900, Nashville, TN 37201, Attention: Investor Relations (615) 744-3742; CapitalMark, 801 Broad St., Chattanooga, TN 37402, Attention:  Investor Relations (423) 386-2828; or Magna, 6525 Quail Hollow Road, Suite 513, Memphis, TN 38120 Attention: Shareholder Services (901) 259-5600.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Forward-Looking Statements

All statements, other than statements of historical fact included in this report, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The words "expect," "anticipate," "intend," "plan," "believe," "seek," "should," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking including statements about the benefits to the Company of the proposed merger transactions with CapitalMark and Magna, the Company's future financial and operating results (including the anticipated impact of the mergers with CapitalMark and Magna on the Company's earnings and tangible book value) and the Company's plans, objectives and intentions.  All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of the Company to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the mergers with CapitalMark and Magna may not be realized or take longer than anticipated to be realized, (2) disruption from the mergers with CapitalMark and Magna with customers, suppliers or employee relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreements with CapitalMark and Magna, (4) the risk of successful integration of CapitalMark's and Magna's businesses with the Company's business, (5) the failure of CapitalMark's or Magna's shareholders to approve the mergers, (6) the amount of the costs, fees, expenses and charges related to the mergers, (7) reputational risk and the reaction of the parties' customers to the proposed mergers, (8) the failure of the closing conditions to be satisfied, (9) the risk that the integration of CapitalMark's or Magna's operations with the Company's will be materially delayed or will be more costly or difficult than expected, (10) the possibility that the mergers may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (11) the dilution caused by the Company's issuance of additional shares of its common stock in the mergers and (12) general competitive, economic, political and market conditions.  Additional factors which could affect the forward looking statements can be found in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with or furnished to the SEC and available on the SEC's website at http://www.sec.gov.  The Company, CapitalMark and Magna disclaim any obligation to update or revise any forward-looking statements contained in this release which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

99.1  Press release issued by Pinnacle Financial Partners, Inc. dated July 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and
Chief Financial Officer

Date:            July 6, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Pinnacle Financial Partners, Inc. dated July 6, 2015